Exhibit 99.1

[LETTERHEAD OF HICKEY & HILL, INC.]

October 5, 2007

Mr. Julian Baker

Director

Mr. Michael Alrutz, Esq.

Legal counsel

Trimeris, Inc. 3

500 Paramount Parkway

Morrisville, NC 27560

Re: Termination of Engagements

Dear Julian and Michael:

Pursuant to section 5(b) of the Executive Engagement Agreements dated August 2, 2007 between Trimeris, Inc., Hickey & Hill, Inc., and the executives E. Lawrence Hill, Jr. and Daniel Ratto, we hereby give our 90 day notice of termination (termination date of January 2, 2008).

We want to thank you for the opportunity to be of service to the company and look forward to working with you over the remaining balance of this year.

Sincerely,

/s/ E. Lawrence Hill, Jr. (AKS)

Hickey & Hill, Inc.

By E. Lawrence Hill, Jr.

/s/ E. Lawrence Hill, Jr. (AKS)

E. Lawrence Hill, Jr.

Executive

/s/ Daniel Ratto (AKS)

Daniel Ratto

Executive

cc: Board of Directors